UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 11, 2012

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas		75202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Throughout this document, AT&T Inc. is referred to as “AT&T.” On December 11, 2012, AT&T closed its sale of U.S.$1,000,000,000 aggregate principal amount of its 0.800% Global Notes due 2015 (the “2015 Notes”), U.S.$1,500,000,000 aggregate principal amount of its 1.400% Global Notes due 2017 (the “2017 Notes”) and U.S.$1,500,000,000 aggregate principal amount of its 2.625% Global Notes due 2022 (the “2022 Notes” and, together with the 2015 Notes and the 2017 Notes, the “Notes”) pursuant to the Underwriting Agreement, dated December 6, 2012 (the “Underwriting Agreement”), between AT&T and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters named in Schedule II thereto. The Notes were issued pursuant to that certain Indenture, dated as of November 1, 1994, between SBC Communications Inc. (now known as AT&T Inc.) and The Bank of New York Mellon, as Trustee. The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-165543) previously filed with the Securities and Exchange Commission (the “Commission”) under the Act. Copies of the Underwriting Agreement, the forms of Note and the opinion of our General Counsel as to the validity of the Notes are filed as exhibits hereto and incorporated herein by reference. AT&T is filing this Current Report on Form 8-K so as to file with the Commission certain items that are to be incorporated by reference into its Registration Statement.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d)	Exhibits

1.1	Underwriting Agreement, dated December 6, 2012
4.1	Form of Global Note due 2015
4.2	Form of Global Note due 2017
4.3	Form of Global Note due 2022
5.1	Opinion of Mr. Wayne Watts, Senior Executive Vice President and General Counsel, AT&T Inc., as to the validity of the Notes
23.1	Consent of Mr. Wayne Watts, Senior Executive Vice President and General Counsel, AT&T Inc. (included in Exhibit 5.1)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: December 11, 2012	By:	/s/ Paul W. Stephens
Name: Paul W. Stephens
Title: Senior Vice President and Controller